                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-12


                                 ANACOMP, INC.
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                (Name of Registrant as Specified In Its Charter)

                              Lloyd I Miller, III
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transactions applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid

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[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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

                              LLOYD I. MILLER, III
                                4550 Gordon Drive
                              Naples, Florida 34102

                                                       Telephone: (239) 262-8577
                                                      Telecopier: (239) 262-8025


                                November 18, 2003


Dear Fellow Shareholder:

          As a significant shareholder of Anacomp, I have initiated a proxy contest to increase the pressure on the Company and the Board of Directors to improve its governance, independence and financial expertise. I call your attention to the following points:

     o Since my initial proxy letter was filed, we note that Anacomp has reacted in a surprising manner by RESTRUCTURING ITS BOARD OF DIRECTORS. I call your attention to the UNEXPECTED RESIGNATIONS of the chairman of the compensation committee and the chairman of the audit committee, who were also the only independent directors on last year's "ad hoc" nominating committee. Why were the most important "watch dog" positions filled by two directors who are now leaving the Board? We await the filing of the Company's proxy statement to FULLY DISCLOSE ANY SPECIAL ARRANGEMENTS related to these resignations.

     o I believe that Anacomp MISSED AN OPPORTUNITY to approach its lenders for consent to buy back Anacomp shares while the stock price was low. A stock buyback would have resulted in increased cash flow per share for all Anacomp shareholders. The Board's failure to pursue lender consents illustrates a LACK OF INITIATIVE within the Company and the existing Board of Directors. We are opposed to any significant issuance of common stock under present circumstances, as we feel it would be DILUTIVE under current market conditions.

     o I believe that one of Anacomp's nominees for director, Mr. Holdsworth, is particularly unsuited to represent the interests of all the shareholders because of his existing business associations with Mr. Tennenbaum, a current director and an affiliate of the Company's largest shareholder. If I am elected, I will act as an advocate for all shareholders, and would seek to BALANCE THE INFLUENCE among shareholders that are currently represented on the Board.

     o I believe that Mr. Smoot, the current chairman of the Board, has contributed positively to the restructuring of Anacomp and previously served as chief executive officer. However, I believe that Mr. Smoot DOES NOT HAVE THE NECESSARY EXPERIENCE ON PUBLIC BOARDS OF DIRECTORS that would enable him to serve effectively as an independent chairman of the Board of Directors of Anacomp.

     o I am concerned that Mr. Smoot joined the Board of Directors of Read-Rite Corporation only two months before Read-Rite filed for Chapter 7 liquidation. At the time of Mr. Smoot's board service with Read-Rite, affiliates of Mr. Tennenbaum were the largest secured creditors of Read-Rite. Affiliates of Mr. Tennenbaum are also the largest stockholders of Anacomp and hold 28% of Anacomp's common stock under a special exception from Anacomp's poison pill limits. Although such INTERLINKED BUSINESS RELATIONSHIPS are permitted by law, best practices suggest that Anacomp would be BETTER SERVED BY A MORE INDEPENDENT CHAIRMAN OF THE BOARD.

     o As a director of Anacomp, I fought to raise the threshold for the "poison pill" from 15% to its current level of 20%. Affiliates of Mr. Tennenbaum currently hold 28% of the outstanding shares, under a special exception to the poison pill limits. I believe that that the threshold should now be raised to 28%, and the new threshold should apply equally to all shareholders, thereby EQUALIZING THE TREATMENT of shareholders who would like to increase their investment in the Company's future.

     o I call your attention to my TRACK RECORD IN IMPROVING SHAREHOLDER VALUE. I believe that Anacomp is a PROMISING COMPANY WITH THE POTENTIAL TO IMPROVE its financial performance if the board takes decisive action to improve shareholder value.

          o After I joined the board of Stamps.com in April of 2002, the board of directors authorized a SERIES OF SHARE BUYBACKS, resulting in added value for shareholders.

          o As a member of the board of directors of Aldila, Inc., I have supported initiatives that reduced Aldila's cost structure. I also supported the recent implementation of Aldila's SHARE BUYBACK.

          o On the board of directors of American Banknote, I meet the qualifications of serving as an audit committee financial expert and have supported the BUYBACK OF THE COMPANY'S DEBT at below par.

     o WHEN NECESSARY, I HAVE SOUGHT BOARD PARTICIPATION BY PROXY CONTEST, with successful results. Although I have shown the ability to effect significant changes at other companies, my objectives with Anacomp are to improve Board performance and governance rather than to change fundamental corporate strategy.

          o In May of 2003, through the efforts of a shareholder protective committee's proxy contest, I successfully gained appointment to the board of Celeritek with the objective of implementing COST CUTTING MEASURES AND INCREASING SHAREHOLDER VALUE.

          o Additionally, as a shareholder of Dynabazaar, Inc. (formerly FairMarket, Inc.), I initiated a proxy contest, which resulted in a settlement agreement nominating me to the board of FairMarket, Inc. Fairmarket's shareholders recently approved of the sale of all of the assets of Fairmarket to eBay Inc., and CASH HAS BEEN DISTRIBUTED TO SHAREHOLDERS.

         As a REGISTERED INVESTMENT ADVISOR with extensive experience on boards of directors and audit committees of numerous public companies, I believe that I bring strong financial qualifications that should be represented on the Board of Anacomp. I have been acknowledged for my FINANCIAL EXPERTISE on three of the Boards on which I serve.

         As a prior member of the Anacomp Board, I believe that a CRITICAL MASS OF NEW DIRECTORS are needed to enhance independent debate on the Board and to improve governance. I have nominated three directors, not with the intention of taking control of the Board, but rather to BALANCE SHAREHOLDER REPRESENTATION and increase shareholder value. With this objective in mind, I have nominated the following three directors:

         LLOYD I. MILLER, III is a registered investment advisor and is a member of the Chicago Board of Trade and Chicago Stock Exchange. Mr. Miller is currently a director of Stamps.com, American BankNote Corporation, Celeritek, Inc., Dynabazaar, Inc. (formerly FairMarket, Inc.) and Aldila, Inc. Mr. Miller previously served on the board of directors of Anacomp, Denny's Corporation, Vulcan International and American Controlled Industries.

         RAYMOND L. STEELE serves as a director of American BankNote Corporation, Newcastle Holdings, Inc. and DualStar Technologies Corporation. Mr. Steele has previously served as a director of I.C.H. Corporation, Video Services Corp., Orion Pictures Corporation, Emerson Radio Corp. and Pharmhouse Corp. Prior to his retirement, Mr. Steele held various senior positions such as Executive Vice President of Pacholder Associates, Inc., Executive Advisor at the Nickert Group and Vice President and Chief Investment Officer of The Provident Bank.

         FRANK A. BELLIS, JR. is currently the President of Provinceline Associates, LLC, a company dedicated to providing a broad range of advice to emerging organizations in financial transition. Previously, Mr. Bellis was the Chief Executive Officer of Claridge Casino Hotel. Mr. Bellis currently serves as a director of Synergy Brands, Inc. and Caring, Inc. Mr. Bellis has previously served as a director of Claridge Casino Hotel and the Atlantic City Special Improvement District.



                                    Yours sincerely,

                                    /s/ Lloyd I. Miller, III
                                    -----------------------------------
                                    Lloyd I. Miller, III


The nominations for election to the Board of Directors are not intended to be in opposition to the nomination or election of Jeffrey R. Cramer.

The information with respect to each of the nominees listed above (the "Nominees") that is required to be disclosed under Regulation 14A under the Securities Exchange Act of 1934, as amended, is set forth on Annex A. The proposal is for the shareholders to vote FOR Mr. Lloyd I. Miller, III, FOR Mr. Frank A. Bellis Jr. and FOR Mr. Raymond L. Steele for election as directors at the Annual Meeting. Such director nominations are being proposed in an attempt to provide Anacomp with directors who are advocates of shareholder value and who are interested in seeking ways to maximize shareholder value.

         The undersigned has an interest in this proposal because the undersigned is currently the beneficial owner of 16.31% of Anacomp's common stock. A description of all of the common stock owned by affiliates of the undersigned is set forth on Annex B, and a description of all the common stock beneficially owned by the undersigned is set forth on Annex C. The undersigned has no knowledge of any other shareholders who support this proposal, other than the beneficial shareholders named in the Schedule 13D filed by the undersigned on February 21, 2002, as amended on September 16, 2003.

         The undersigned has held, for at least one year, more than $2,000 in market value, or 1%, of Anacomp's securities entitled to be voted on the nominations and proposal at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to nominate the Nominees. Furthermore, the undersigned intends to continue to hold such shares of common stock through the date of the Annual Meeting. Enclosed is a copy of the Schedule 13D filed by the undersigned on February 21, 2002 and as amended on September 16, 2003.

         The undersigned intends to retain a proxy solicitor to solicit proxies in connection with the Annual Meeting. Proxies may be solicited by mail, telephone, telefax, telegraph, the Internet, e-mail, newspapers and other publications of general distribution and in person by the proxy solicitor and the Nominees. His proxy solicitor and the Nominees may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries. The undersigned has agreed to reimburse his proxy solicitor for its reasonable expenses, to indemnify it against certain losses, costs and expenses and to pay it fees in connection with the proxy solicitation.

         In addition to the costs related to the engagement of my proxy solicitor, costs related to this solicitation of proxies include expenditures for printing, postage, legal services and other related items. The undersigned is bearing the entire expense of this proxy solicitation.

         If permitted by the rules of the Securities and Exchange Commission then in effect, the undersigned proposes to include the Nominees in Anacomp's proxy statement and form of proxy for the Annual Meeting.

SHAREHOLDERS SHOULD READ THE DEFINITIVE PROXY STATEMENT, ANY SUPPLEMENTAL MATERIALS AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (the "SEC") WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. ONCE AVAILABLE, COPIES OF THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTAL PROXY MATERIALS MAY BE OBTAINED

AT NO COST FROM THE UNDERSIGNED'S SOLICITATION AGENT OR FROM THE SEC, AT THEIR WEBSITE, WWW.SEC.GOV.

         You may also obtain a copy of Anacomp's Annual Report at the SEC's website, www.sec.gov.


Lloyd I. Miller, III

                                                                         ANNEX A

                  Lloyd I. Miller, III (age 48) is a registered investment advisor and has been a member of the Chicago Board of Trade since 1978 and a member of the Chicago Stock Exchange since 1996. Mr. Miller graduated from Brown University in 1977 with a Bachelor's Degree. Mr. Miller is currently a director of Stamps.com, American BankNote Corporation, Celeritek, Inc., Dynabazaar, Inc. (formerly FairMarket, Inc.), and Aldila, Inc. Mr. Miller previously served on the board of directors of several other companies, including Anacomp and Denny's Corporation. Mr. Miller's principal occupation is investing assets held by Mr. Miller on his own behalf and on behalf of his family. Mr. Miller's business address is: Lloyd I. Miller, 4550 Gordon Drive, Naples, Florida 34102.

                  Raymond L. Steele (age 69) has been a retired businessman for over nine years. Mr. Steele has served as a director of American BankNote Corporation since March 2001, Newcastle Holdings, Inc. since 1991, and DualStar Technologies Corporation since 1998. Mr. Steele has previously served as a director of I.C.H. Corporation, Video Services Corp., Orion Pictures Corporation and Emerson Radio Corp. Prior to his retirement, Mr. Steele held various senior positions such as Executive Vice President of Pacholder Associates, Inc. (from August 1990 until September 1993) and Executive Advisor at the Nickert Group (from 1989 through 1990). Mr. Steele's business address is: Raymond L. Steele, 4150 Las Palmas Way, Sarasota, Florida 32438.

                  Frank A. Bellis Jr. (age 50) is currently the President of Provinceline Associates, LLC, a company dedicated to providing a broad range of advice to emerging organizations in financial transition. Previously, from 1992 to December of 2002, Mr. Bellis was the Chief Executive Officer of Claridge Casino Hotel. Mr. Bellis graduated Brown University in 1975 with a Bachelor's Degree and from Seton Hall University School of Law in 1982. Mr. Bellis currently serves as a director of Synergy Brands, Inc. and Caring, Inc. Mr. Bellis has previously served as a director of Claridge Casino Hotels and Atlantic City Special Improvement District. Mr. Bellis's business address is:
Frank A. Bellis Jr., Provinceline Assoc. LLC, 10 Hanover Court, Jamestown, New Jersey 08562.

                  None of the nominees holds any position or office with Anacomp, and no arrangements or understandings exist between any of the nominees and any other person with respect to any future employment by Anacomp or its affiliates or any future transactions to which Anacomp or its affiliates will or may be a party. No arrangements or understandings exist pursuant to which any of such nominees is to be elected as a director. None of the nominees has any family relationship with any director or executive officer of Anacomp. None of the nominees is or has been involved in any legal proceedings in the past ten years relating to bankruptcy, criminal proceedings, violations of the securities laws, violations of the Federal commodities laws, or injunctions from engaging in certain business activities. None of the nominees is or has been convicted in a criminal proceeding during the past ten years. Additionally, none of the nominees nor any associate of any of the nominees is a party adverse to Anacomp in a material proceeding or otherwise has a material interest adverse to Anacomp.

                  None of the nominees nor any company that any of the nominees is associated with has any business relationship with Anacomp. None of the nominees nor any family member of any of the nominees is or has been in the last year indebted to Anacomp for an amount exceeding $60,000 or have any interest in any transactions, involving an amount exceeding $60,000, to which Anacomp is a party. Please note that Mr. Miller previously served as a director of Anacomp, and additional information regarding Mr. Miller has been publicly disclosed in the company's proxy statements and Mr. Miller's filings under the Securities Exchange Act.

                                Annex A - Page 1

                  Mr. Miller was not late filing any reports required by Section 16(a) nor has he failed to file a required form, other than an amendment of the initial Form 3 which corrected an accounting error. Mr. Miller does not beneficially own, directly or indirectly, any securities of Anacomp's parent or subsidiaries. Neither Mr. Steele nor Mr. Bellis beneficially owns, directly or indirectly, any securities of Anacomp, its parent or its subsidiaries.

                  Mr. Miller may be deemed to beneficially own 657,993 shares of common stock of Anacomp. Mr. Miller is the record holder of 44,447 of these shares.

                  Attached as Annex B is a list of all securities of Anacomp purchased or sold by Mr. Miller within the past two years, the dates on which they were purchased or sold and the amount purchased or sold. Attached as Annex C is information regarding Mr. Miller's security ownership in Anacomp.

                  Trust A-4, Trust C, MILGRAT I(A), Milfam I, L.P. and Milfam II, L.P. may be deemed to be associates of Mr. Miller under Regulation 14A. Set forth on Annexes B and C are (i) a list of all shares of common stock owned beneficially, directly and indirectly, by each associate and (ii) the address of each associate.





                                Annex A - Page 2

                                                                         ANNEX B


                                  ANACOMP, INC.
   ----------------------------------------------------------------------------
                  SEE LEGEND BELOW FOR EXPLANATION OF ENTITIES

   ----------------------------------------------------------------------------
          ENTITY                         DATE                       BUY/(SELL)
   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------
   A4                                  7/6/2000                        123,097
   ----------------------------------------------------------------------------
   M-1                                 7/6/2000                        126,347
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   M-2                                 7/6/2000                        100,932
   ----------------------------------------------------------------------------
   Lloyd                               7/6/2000                         44,447
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   Milgrat I(A)                        11/5/2001                        73,047
   ----------------------------------------------------------------------------
   Milgrat I(A)                        11/4/2002                     (20,417)*
   ----------------------------------------------------------------------------
   C                                   11/4/2002                       20,417*
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   A4                                  5/23/2003                           123
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   M-2                                 9/4/2003                         50,000
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   A-4                                 9/4/2003                         50,000
   ----------------------------------------------------------------------------
   M-2                                 9/9/2003                         45,000
   ----------------------------------------------------------------------------
   A-4                                 9/9/2003                         45,000
   ----------------------------------------------------------------------------

* - On November 4, 2002 Milgrat I(A) transferred 20,417 shares of common stock to Trust C as an annuity payment.

The above transactions were made on the open market at market prices.

                                Annex B - Page 1

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                                                       LEGEND
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
Trust A-4 ("A4")                                            Lloyd I. Miller, III ("Miller") is the advisor to
                                                            Trust A-4 and Trust C (the "Trusts"). Trust A-4 was
Alan Goldman,                                               VP created pursuant to a Declaratory Judgment, signed by
PNC Bank, N.A.                                              the Honorable Wayne F. Wilke for the Court of Common
500 PNC Center                                              Pleas, Probate Division, Hamilton County, Ohio, on
201 East Fifth Street                                       October 17, 1992, pursuant to which Trust A was split
Cincinnati, OH 45202                                        into four separate trusts. The Trusts were created
                                                            pursuant to an Amended and Restated Trust Agreement (the
                                                            "Trust Agreement"), dated September 20,1983.
Trust C ("C")                                               Miller was named as advisor to PNC Bank, Ohio, N.A.
                                                            (formerly The Central Trust Company, N.A., Cincinnati
Alan Goldman, VP                                            Ohio), the trustee named in the Trust Agreement. Such
PNC Bank, N.A.                                              appointment became effective on April 22, 1990, the
500 PNC Center                                              date of death of Lloyd I. Miller, the grantor of the
201 East Fifth Street                                       Trusts. All of the shares purchased by Miller as
Cincinnati, OH 45202                                        advisor to the Trusts were purchased by funds
                                                            generated and held by the Trusts.
--------------------------------------------------------------------------------------------------------------------------
Milgrat I(A) ("MILGRAT I (A)")                              Pursuant to an Irrevocable Trust Agreement, dated
Steve Hendrickson                                           November 5, 2001, all of the shares purchased in Trust
Northern Trust Company                                      C were transferred into a grantor retained annuity 50
South Lasalle Street                                        trust ("MILGRAT I(A)"). On November 4, 2002, 20,417
Chicago, IL 60675                                           of the shares were transferred back to Trust C from
                                                            Milgrat I(A) as an annuity distribution pursuant to the
                                                            Irrevocable Trust Agreement. Miller is named as the trustee to MILGRAT I(A).
--------------------------------------------------------------------------------------------------------------------------


                                Annex B - Page 2

------------------------------------------------------------------------------------------------------------------
Milfam I, L.P. ("M-1")                                      Miller is the manager of Milfam LLC, an Ohio limited
                                                            liability company established pursuant to the
Alan Goldman, VP                                            Operating Agreement of Milfam LLC, dated as of
PNC Bank, N.A.                                              December 10, 1996. Milfam LLC is the managing general
500 PNC Center                                              partner of (i) Milfam I, L.P., a Georgia limited
201 East Fifth Street                                       partnership established pursuant to the Partnership
Cincinnati, OH 45202                                        Agreement for Milfam I, L.P., dated December 11, 1996,
                                                            and (ii) Milfam II, L.P. a Georgia limited partnership
Milfam II, L.P. ("M-2")                                     established, pursuant to the Partnership Agreement for
                                                            Milfam II, L.P., dated December 11, 1996. All of the
Steve Hendrickson                                           shares Miller may be deemed to beneficially own as the
Northern Trust Company                                      manager of the managing general partner of Milfam II,
50 South Lasalle Street                                     L.P. were purchased with money contributed to Milfam
Chicago, IL  60675                                          II, L.P. by its partners, or money generated and held
                                                            by Milfam II, L.P.
------------------------------------------------------------------------------------------------------------------
Lloyd I. Miller, III ("Lloyd")                              Lloyd I. Miller is a registered investment advisor.
4550 Gordon Drive
Naples, FL  34102
------------------------------------------------------------------------------------------------------------------

Except as shown in the table above, the address for each person or entity is as follows:

         Gradison McDonald
         580 Walnut Street
         Cincinnati, OH  45202


                                Annex B - Page 3

                                                                         ANNEX C

                              SECURITY OWNERSHIP OF

                            CERTAIN BENEFICIAL OWNERS

------------------------------- ----------------------------- --------------------------- ----------------------------
                                                                    (3) Amount and
         (1) Title of               (2) Name and address         nature of beneficial
            class                   of beneficial owner               ownership              (4) Percent of class
------------------------------- ----------------------------- --------------------------- ----------------------------

         Common Stock               Lloyd I. Miller, III               657,993(1)                   16.31%
                                     4550 Gordon Drive
                                   Naples, Florida 34102
------------------------------- ----------------------------- --------------------------- ----------------------------



-----------------------------

       (1) As of September 22, 2003, 218,220 of such shares are beneficially owned by Trust A-4; 20,417 of such shares are beneficially owned by Trust C; 52,630 of such shares are beneficially owned by MILGRAT I(A); 126,347 of such shares are beneficially owned by Milfam I, L.P.; 195,932 of such shares are beneficially owned by Milfam II, L.P.; and 44,447 of such shares are owned of record by Miller directly. This information shall not be deemed an admission that Lloyd I. Miller, III is the beneficial owner of any equity securities mentioned above, other than the shares he holds of record.


                                Annex C - Page 1